Exhibit 10.2

FIRST MODIFICATION AGREEMENT

          This FIRST MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of December, 2006, by and between ENTERPRISE FINANCIAL SERVICES CORP., a Delaware corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS

          A.          Pursuant to that certain Amended and Restated Credit Agreement dated July 28, 2006, by and between Borrower and Lender (the “Credit Agreement”), Lender extended (i) a revolving loan to Borrower in the amount of $11,000,000.00 (the “Revolving Loan”), the proceeds of which are to be used solely to finance Borrower’s general working capital purposes, and (ii) a term loan to Borrower in the amount of $4,000,000.00 (the “Term Loan”), the proceeds of which were to be used to finance Borrower’s acquisition of NorthStar Bancshares, Inc.

          B.          The Revolving Loan is evidenced by an Amended and Restated Revolving Credit Note dated July 28, 2006, executed by Borrower, as maker, and payable to Lender in the original principal amount of $11,000,000.00 (the “Revolving Note”).

          C.          The Term Loan is evidenced by a Promissory Note dated July 28, 2006, executed by Borrower, as maker, and payable to Lender in the original principal amount of $4,000,000.00 (the “Term Note” and, together with the Revolving Note, the “Notes”).

          D.          This Agreement, the Credit Agreement, the Notes and any and all other documents executed and delivered or relating in any manner to the Loan are collectively referred to herein as the “Loan Documents”.

          E.          The parties enter into this Agreement for the purpose of adding certain financial covenants to the Credit Agreement.

          NOW THEREFORE, Lender and Borrower, for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

          1.          Modification to the Credit Agreement. The Credit Agreement is hereby modified as follows:

(a) The following definition of the term “Fixed Charge Coverage Ratio” is hereby added in the appropriate alphabetical order to Section 1.1:

          “Fixed Charge Coverage Ratio” shall mean the sum of (i) Borrower’s net income minus (ii) dividends plus (iii) interest expense including trust preferred securities and subordinated indebtedness, if any (each of such items being determined for the 12-month period immediately preceding the measurement date); divided by the sum of (x) 1/12 of outstanding balance on the Revolving Loan and (y) 1/12 of the original amount of the Term Loan plus (z) interest expense (including interest expense related to trust preferred securities and subordinated indebtedness) over the 12-month period immediately preceding the measurement date.

(b) The following definition of the term “Primary Capital” is hereby added in the appropriate alphabetical order to Section 1.1:

          “Primary Capital” shall mean the sum of (i) total common equity plus (ii) loan loss reserve minus (iii) intangible assets (all of Subsidiary Bank’s assets which lack physical substance or which represent a right granted by the government or by another company,  including without limitation such assets as goodwill, patents, trademarks, franchises, licenses, contract rights and other similar assets).”

(c) The following provisions are hereby added as Sections 7.1(g), (h), (i), (j) and (k), respectively, of the Credit Agreement:

“(g) Borrower shall maintain at all times a Fixed Charge Coverage Ratio of 1.5 or greater, to be measured as of the end of each calendar quarter commencing on June 30, 2006.

          (h)      Borrower shall cause the Subsidiary Bank to maintain a Tier 1 Leverage Capital Ratio as reported on line 31 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank at each quarter end of not less than five percent (5.0%).

          (i)       Borrower shall cause the Subsidiary Bank to maintain a Tier 1 Risk-Based Capital Ratio as reported on line 32 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank at each quarter end of not less than six percent (6.0%).

          (j)       Borrower shall cause the Subsidiary Bank to maintain a Total Risk-Based Capital Ratio as reported on line 33 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank at each quarter end not less than ten percent (10.0%).

          (k)      Borrower shall cause the Subsidiary Bank’s ratio of non performing loans plus other real estate owned, divided by its Primary Capital, each as reported in the Subsidiary Bank’s Consolidated Reports of Condition and Income, to be not greater than fifteen percent (15.0%).”

          2.          Modification to the Other Loan Documents.  Each of the other Loan Documents is hereby modified such that references to the Credit Agreement shall refer to the Credit Agreement as modified by this Agreement.

          3.          No Other Modifications.  Except as expressly set forth herein, all other terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, and Borrower hereby confirms and ratifies such terms and conditions and agrees to perform and comply with the same.

          4.          Accuracy of Representations and Warranties.  Borrower hereby represents and warrants to Lender that Borrower has been duly authorized and has all requisite power to execute and deliver this Agreement.  Borrower further represents and warrants that each representation and warranty of Borrower contained in the Loan Documents is true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

          5.          No Impairment.  Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents.  This Agreement shall not be deemed to be nor shall it constitute any alteration, waiver, annulment or variation of the Loan Documents or the terms and conditions of or any rights, powers or remedies under the Loan Documents, except as expressly set forth herein.

          6.          Waiver of Claims and Defenses.  Borrower hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, existing as of the date of this Agreement, which in any manner arise out of or relate to the Loan or any of the Loan Documents.

          7.          Further Acts and Assurances.  Borrower agrees to comply with any and all requirements of Lender hereafter made by Lender from time to time so long as the Loan is outstanding, and Borrower agrees to make, execute and deliver to Lender any and all further instruments, documents and agreements required by Lender.

          8.          Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

          9.          Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          10.         Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, except to the extent superseded by Federal Law.

          11.         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          12.         NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date set forth above.

BORROWER:

Enterprise Financial Services Corp.,
a Delaware corporation

By:	/s/ Frank H. Sanfilippo

Frank H. Sanfilippo
Chief Financial Officer

LENDER:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Jaycee D. Greene

Jaycee D. Greene
Vice President

ENTERPRISE FINANCIAL SERVICES CORP.

COMPLIANCE CERTIFICATE

          This Compliance Certificate  (the “Certificate”) is delivered pursuant to the Amended and Restated Credit Agreement dated as of July 28, 2006 (together with all amendments and modifications, if any, from time to time made thereto, the “Agreement”), between ENTERPRISE FINANCIAL SERVICES CORP., a Delaware corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Agreement.

          The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, Borrower hereby certifies and warrants that:

          He or she is the Chief Financial Officer of the Borrower and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower.

          As of ________________, _________:

          The Borrowers were not in default of any of the provisions of the Agreement during the period to which this Certificate relates;

          1.          Fixed Charge Coverage Ratio.  The Borrower’s Fixed Charge Coverage Ratio was _____ to 1.0 as computed on the Fixed Charge Coverage Ratio Exhibit attached hereto.

          2.          Tier 1 Leverage Capital Ratio.  Tier 1 Leverage Capital Ratio was _______ as reported on line 31 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank.

          3.          Tier 1 Risk-Based Capital Ratio.  Tier 1 Risk-Based Capital Ratio was _______ as reported on line 32 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank.

          4.          Total Risk-Based Capital Ratio.  Total Risk-Based Capital Ratio was ________ as reported on line 33 of Schedule RC-R Regulatory Capital of the Consolidated Reports of Condition and Income of Subsidiary Bank.

          5.          Nonperforming Loans.  The ratio of non performing loans plus other real estate owned, divided by its primary capital was ________ each as reported in the Subsidiary Bank’s Consolidated Reports of Condition and Income.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20__.

By:

Title:

MINIMUM FIXED CHARGE COVERAGE RATIO EXHIBIT

Calendar Quarter ending ___________

1.	Net Income	$

2.	Dividends	$

3.	Interest Expense	$

4.	Line 1 minus Line 2 plus Line 3	$

5.	1/12 of the outstanding balance on the Revolving Loan	$

6.	1/12 of the original amount of the Term Loan	$

7.	Interest Expense	$

8.	Sum of Lines 5, 6 and 7	$

9.	Fixed Charge Coverage Ratio (4 ÷ 8)	$

	Minimum ratio permitted	1.50 to 1.0